UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2020

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange which registered
Common stock, par value $.0015 per share	TECD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 12, 2020, Tech Data Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”) at the Raymund Center, 5350 Tech Data Drive, Clearwater, Florida 33760. The purpose of the Special Meeting was for the Company’s shareholders to consider and vote on the proposals identified in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2020 (the “Definitive Proxy Statement”).     The Definitive Proxy Statement was filed in connection with the previously announced Agreement and Plan of Merger with Tiger Midco, LLC (“Parent”) and Tiger Merger Sub Co. (“Merger Sub”), dated as of November 12, 2019, as amended on November 27, 2019 by Amendment No. 1 to the Agreement and Plan of Merger (as further amended or modified from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent.

As of the close of business on January 9, 2020, the record date for the Special Meeting, there were 35,426,355 shares of the Company’s common stock issued and outstanding.     At the Special Meeting, a total of 28,654,622 shares of the Company’s common stock, representing approximately 81% of its common stock issued and outstanding, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s shareholders considered and voted upon the proposals described below, each of which is further described in the Definitive Proxy Statement.     The final voting results for each proposal are set forth below.

Proposal 1. Approval and Adoption of the Merger Agreement:

The Company’s shareholders approved the proposal to approve and adopt the Merger Agreement, with final voting results as follows:

For	Against	Abstain	Non-votes
28,631,504	19,612	3,506	0

Proposal 2. Advisory Vote on Named Executive Officer Merger-Related Compensation:

The Company’s shareholders did not approve the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, with final voting results as follows:

For	Against	Abstain	Non-votes
7,622,811	20,904,031	127,780	0

Proposal 3. Adjournment of the Special Meeting:

The Company’s shareholders approved the proposal for the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or in the absence of a quorum, with final voting results as follows:

For	Against	Abstain	Non-votes
26,456,650	2,183,666	14,306	0

Although the foregoing Proposal 3 was approved, adjournment of the Special Meeting was not necessary or appropriate because a quorum was present and there were sufficient votes to approve and adopt the Merger Agreement at the time of the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: February 12, 2020	/s/ Charles V. Dannewitz
Charles V. Dannewitz Executive Vice President, & Chief Financial Officer